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PROVIDENT AMERICAN CORPORATION                                                                                           EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

(In thousands except per share data)                                                       Three Months Ended March 31,
                                                                                            1997                1996
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Primary Earnings Per Share

NET INCOME APPLICABLE TO COMMON STOCK:                                                    $   778         $     14,978
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WEIGHTED AVERAGE SHARES:
   Common stock                                                                            10,064                9,113
   Common stock equivalents applicable to stock options and warrants                        1,523                1,517
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      Total                                                                                11,587               10,630
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NET INCOME PER SHARE:                                                                     $  0.07         $       1.41
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Fully Diluted Earnings Per Share

NET INCOME APPLICABLE TO COMMON STOCK:                                                    $   778         $     14,978
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WEIGHTED AVERAGE SHARES:
   Common stock                                                                            10,064                9,113
   Common stock equivalents applicable to stock options and warrants                        1,523                1,517
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      Total                                                                                11,587               10,630
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NET INCOME PER SHARE:                                                                     $  0.07         $       1.41
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